As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRENMILLER ENERGY LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13 Amal St. 4th Floor, Park Afek

Rosh Haayin

4809249 Israel

+972-77-6935140

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: 302.738.6680

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel Aviv, Israel 6473925 Tel: +972 74-758-0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 29, 2023

PROSPECTUS

BRENMILLER ENERGY LTD.

Up to 4,676,528 Ordinary Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, up to 4,676,528 Ordinary Shares, NIS 0.02 per share, consisting of (i) up to 2,338,264 Ordinary Shares held by the selling shareholders and (ii) up to 2,338,264 Ordinary Shares issuable upon the exercise of warrants, or the Warrants. This prospectus describes the general manner in which the Ordinary Shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the Ordinary Shares may be offered and sole will be described in a prospectus supplement to this prospectus. No Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders, however we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. See “Use of Proceeds”. The selling shareholders may sell all or a portion of the Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BNRG.” The last reported sale price of our Ordinary Shares on June 28, 2023 was $0.9587 per share.

Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “BRNG.” On March 23, 2023, we announced our intention to voluntarily delist our Ordinary Shares from listing on TASE, to be effective June 26, 2023, and on June 29, 2023, we announced that the voluntary delisting from TASE would be postponed until September 11, 2023.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, which was filed on March 22, 2023, or the 2022 Annual Report.

Neither the Securities and Exchange Commission, or the SEC, the Israel Securities Authority nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “Brenmiller” refer to Brenmiller Energy Ltd. and its wholly owned subsidiaries, Brenmiller Energy (Rotem) Ltd., a company incorporated under the laws of the State of Israel, Brenmiller Energy Inc., a company incorporated under the laws of Delaware, United States and Brenmiller Energy NL B.V., a company incorporated under the laws of the Netherlands.

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OUR COMPANY

Overview

We are a technology company that develops, produces, markets and sells thermal energy storage, or TES, systems based on our proprietary and patented bGen™ technology. The use of our technology enables better renewable integration, increases energy efficiency and reduces carbon emissions by allowing constant and reliable energy while stabilizing the intermittent nature of renewable sources.

We believe that climate change is the greatest challenge of our times. A major contributor to climate change is carbon emissions being emitted to the atmosphere. To combat this, countries and organizations have set and are continuing to set targets for themselves and various industries to reduce their carbon emissions. In order to meet such carbon emission targets, we believe it is necessary to ban the use of fossil fuels and, instead, rely on renewable energy sources and systems that result in carbon capture, energy storage, efficient energy recovery, and the reuse of wasted heat. Our bGen™ TES system stores energy and can recover wasted heat from available energy resources to provide one consistent energy output. By doing so, the bGen™ TES system can precisely match energy supplies with the demand and bridges the gap between renewable energy and conventional power sources. Accordingly, we believe TES systems such as our bGen™ system have become essential to the renewable energy market to ensure the reliability and stability of energy supplies.

We have developed our bGen™ technology over the last ten years and have tested it across three generations of demonstration units at various sites globally. Our bGen™ technology uses crushed rocks to store heat at temperatures of up to 1400 degrees Fahrenheit and is comprised of three key elements inside one unit: thermal storage, heat exchangers, and a steam generator. The use of crushed rock as a means of storage results in no hazardous challenges to the environment and enhances system durability so that even after tens of thousands of charge and discharge cycles, the storage material does not need to be replaced because the storage material does not suffer from degradation in performance. Additionally, the bGen™ technology can be charged with multiple heat sources, such as residual heat, biomass, and renewables, as well as from electrical sources using embedded electric heathers within the TES system. The TES system dispatches thermal energy on demand in the form of steam, which can be saturated for industrial use, or in the form of a superheated steam, which can be used to activate steam turbines.

The TES system is capable of being implemented into both power plants and industrial facilities. Its applications may vary, but include, and are not limited to, the use in recovering wasted heat in production processes, solar thermal power plants, cogeneration plants, and the electrification of heat. The TES system is passive, meaning that it can function with no moving parts, motors or chemical materials that change their accumulation state and, therefore, has relatively low maintenance and operating requirements compared to other energy storage solutions.

Our TES systems are suitable for integration into gas powered and combined cycle power plants, which can provide energy shifting, improve their ramp-up rates, add flexibility to their operations profile. Integration of the TES system in coal power plants can provide customers with grid storage capabilities by charging with curtailed renewable energy and generating electricity during peak hours. Massive implementation of this application could eventually transform coal power plants into grid storage plants.

We are focused on the sale of thermal storage equipment using two different business models. To date, all of our projects have been made using the sale of equipment model in which we design and sell our equipment to third party customers, install the equipment at the customer’s site and the customer remains the owner of the equipment and we provide warranty and maintenance services to the customer at a predetermined price as part of the sale package.

We intend to implement in the near future a second business model, which we refer to as an ESCO – energy service company model, wherein we lease our equipment to third party customers, install our equipment at a customer’s site, provide operation and maintenance services. We then sell energy (steam, hot air, etc.) to the customer at agreed upon prices. The ESCO model is more suitable to industrial customers who are not energy experts and wish to outsource their energy services.

We market our products through exclusive and non-exclusive distributers in our target markets, with online marketing efforts to attract potential customers, and direct outreach to potential customers through our sales team. Our primary target markets are in the United States, Europe, Brazil, and Israel. We are establishing commercial pilots in each of these target markets and, depending on their success, we expect to develop our sales and services for future customers in these regions.

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Recent Financing Activities

2021 Private Placement

Pursuant to a securities purchase agreement dated October 29, 2021, or the 2021 Private Placement, with certain investors, or the “2021 Private Placement Investors,” on December 29, 2021, we issued 1,670,310 Ordinary Shares for aggregate gross proceeds of $7.5 million to the 2021 Private Placement Investors in the first of two closings in connection with the 2021 Private Placement. On May 24, 2022, we issued 1,517,655 Ordinary Shares and 152,655 Prefunded Warrants in the second and final closing in connection with the 2021 Private Placement. The 2021 Private Placement included an undertaking for us to file a registration statement with the SEC within 45 days from the first closing. We filed the registration statement in connection with the 2021 Private Placement, which was subsequently declared effective by the SEC, and our Ordinary Shares began trading on Nasdaq on May 25, 2022.

2022 Private Placement

On November 29, 2022, we entered into a definitive securities purchase agreements with certain investors, part of whom are existing shareholders, including Avraham Brenmiller for the issuance in a private placement of units consisting of one Ordinary Share of the Company and one non-registrable and non-tradeable warrant, for a total of 1,996,359 Ordinary Shares and 1,996,359 associated warrants, at a price of NIS 5.33 ($1.55) per unit, based on an exchange rate of NIS/USD 3.438 published on November 28, 2022, or the 2022 Private Placement. The warrants are exercisable on the issuance date of each unit with a premium of 15% of the share price, representing an exercise price of NIS 6.13 ($1.78) per share, and have a term of five years from the issuance date. On December 6, 2022, one of the parties participating in the 2022 Private Placement and one additional investor agreed to purchase 341,905 additional units on the same terms as agreed for the 2022 Private Placement, or the Additional Investment.

In addition, as of December 31, 2022, Mr. Avraham Brenmiller had an unpaid salary balance (in respect of prior years) in the amount of NIS 790 thousand (approximately $225 thousand). In exchange for the above unpaid salary, on November 17, 2022, and November 23, 2022, the Compensation Committee and the Board of Directors, respectively, approved and voted to recommend that the shareholders approve to convert the unpaid salary into equity under the terms of the 2022 Private Placement, except the exercise period as described below. Accordingly, on February 5, 2023 we issued Mr. Brenmiller 148,217 units, consisting of 148,217 Ordinary Shares of NIS 0.02 par value and 148,217 associated warrants, at a price of NIS 5.33 ($1.55) per each issued unit. Each warrant is exercisable into one Ordinary Share subject to payment of exercise price of NIS 6.13 ($1.78) per warrant and has a term of two years from the issuance date of the warrants for Mr. Brenmiller.

2023 At-The-Market Offering

On June 9, 2023, we entered into a Sales Agreement with A.G.P./Alliance Global Partners, or the Sales Agent, pursuant to which we may offer and sell, from time to time, to or through the Sales Agent as agent or principal Ordinary Shares in an “at-the-market” offering, as defined in Rule 415(a)(4) promulgated under the Securities Act, for an aggregate offering price of up to $9.35 million. We will pay the Sales Agent a commission equal to 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. We are not obligated to sell any Ordinary Shares under the Sales Agreement and no assurance can be given that we will sell any Ordinary Shares under such agreement, or, if we do, as to the price or number of such shares that we will sell or the dates on which any such sales will take place.

2023 Private Placement

On June 12, 2023, we entered into a definitive securities purchase agreement with Snowdrop Holding SA for the issuance and sale in a private placement offering of 2,487,778 units, each unit consisting of one Ordinary Share and one non-tradeable warrant to purchase one Ordinary Share at a price per unit of $1.00, for aggregate gross proceeds of approximately $2.5 million, or the 2023 Private Placement. The warrants have an exercise price of $1.20 per warrant and may be exercised beginning on June 12, 2024 and until June 12, 2029. The offering closed on June 15, 2023.

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ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 4,676,528 Ordinary Shares consisting of (i) up to 2,338,264 Ordinary Shares held by the selling shareholders and (ii) up to 2,338,264 Ordinary Shares issuable upon the exercise of the Warrants. All of the Ordinary Shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell their Ordinary Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders.

Ordinary Shares currently outstanding	20,238,134 Ordinary Shares

Ordinary Shares offered by the Selling Shareholders	Up to 4,676,528 Ordinary Shares consisting of (i) up to 2,338,264 Ordinary Shares held by the selling shareholders and (ii) up to 2,338,264 Ordinary Shares issuable upon the exercise of the Warrants

Use of proceeds:

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. See “Use of Proceeds.

We intend to use the proceeds from the exercise of Warrants for working capital and for general corporate purposes.

Risk factors:	You should read the “Risk Factors” section starting on page 4 of this prospectus and “Item 3. Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

TASE symbol	“BNRG”

Nasdaq Capital Market symbol:	“BNRG”

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 20,238,134 Ordinary Shares outstanding as of June [26], 2023. This number excludes:

●	an aggregate of 1,431,312 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary shares, at exercise prices ranging between NIS 0.6 to NIS 35 (approximately $0.20 to $10) per Ordinary Share, issued to directors, officers, service providers and employees issued under our Equity Incentive Plan;

●	an aggregate of 152,655 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Ordinary Shares, at an exercise price of NIS 0.60 (approximately $0.20) per Ordinary Share, issued to certain investors pursuant to the 2021 Private Placement; and

●	an aggregate of 5,609,258 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at exercise prices ranging between NIS 4.4 to NIS 70 (approximately $1.20 to $19.90) per Ordinary Share, issued to certain investors in connection with private placements and a bank lender.

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RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Summary Risk Factors” and “Item 3. Key Information – D. Risk Factors” in our 2022 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2022 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,”, “plan,” “estimate,” “continue,” “believe,” “should,” “intend,” “project,” “predict,” “potential” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our European, U.S. and other patents and other intellectual property;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to retain key executive members;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications

●	interpretations of current laws and the passages of future laws; and

●	the impact of an epidemic or pandemic and resulting government actions on us, our manufacturers, suppliers, and facilities.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the warrants that are exercised.

We intend to use the proceeds from the exercise of the warrants for working capital and general corporate purposes.

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capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to: (i) the issuance of 19,946 restricted shares to certain service providers on May 1, 2023, as if such issuance had occurred on March 31, 2023, and (ii) the issuance of 2,487,778 units in the 2023 Private Placement for aggregate gross proceeds of approximately $2.5 million, as if such issuance had occurred on March 31, 2023; and

●	on a pro forma as adjusted basis to give effect to the full exercise of the Warrants.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this form and the other financial information included or incorporated by reference into this form.

	As of March 31, 2023
U.S. dollars in thousands	Actual	Pro forma	Pro forma as adjusted
Cash and cash equivalents	$6,719	$9,199	$13,368
Debt:
European Investment Bank (“EIB”) loan	4,058	4,058	4,058
Royalty liabilities in respect of EIB finance agreement	331	331	331
Total debt	$4,389	$4,389	$4,389
Shareholders’ equity:
Ordinary shares, par value NIS 0.02 per share: 50,000,000 shares authorized, 17,730,410 shares issued and outstanding, actual; 50,000,000 shares authorized, 20,238,134 shares issued and outstanding, pro forma, 22,576,398 shares issued and outstanding, pro forma as adjusted.	102	116	129
Share premium	54,916	56,492	61,989
Receipts on account of warrants	2,881	3,807	2,466
Capital reserve on transactions with controlling interests	54,061	54,061	54,061
Capital reserve on share-based payments	3,159	3,159	3,159
Foreign currency cumulative translation reserve	(1,757)	(1,757)	(1,757)
Accumulated deficit	(109,113)	(109,113)	(109,113)
Total equity	4,249	6,765	10,934
Total capitalization	8,638	11,154	15,323

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SELLING SHAREHOLDERS

On November 29, 2022, we entered into definitive securities purchase agreements with certain investors in connection with the 2022 Private Placement and on December 6, 2022, we entered into definitive securities purchase agreements with one of the parties participating in the 2022 Private Placement and one additional investor in connection with the Additional Investment. The up to 4,676,528 Ordinary Shares being offered by the selling shareholders, consisting of (i) up to 2,338,264 Ordinary Shares held by the selling shareholders and (ii) up to 2,338,264 Ordinary Shares issuable upon the exercise of Warrants, are the aggregate of Ordinary Shares and Warrants underlying Ordinary Shares previously issued to the selling shareholders in the 2022 Private Placement and Additional Investment. For additional information regarding the Private Placement and Additional Investment, see “Prospectus Summary–Recent Financing Activities—2022 Private Placement.” We are registering the Ordinary Shares in order to permit the selling shareholders to offer the Ordinary Shares for resale from time to time.

Other than the relationships described herein, to our knowledge, the selling shareholders have not had any material relationship with us within the past three years.

Any selling shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares beneficially owned by each selling shareholder, based on its ownership of the Ordinary Shares, as of the date set forth in the relevant footnote next to each selling shareholder’s name. The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus.

In accordance with the terms of the 2022 Private Placement and Additional Investment, this prospectus generally covers the resale of at least a number of Ordinary Shares and ordinary shares underlying the Warrants issued in the 2022 Private Placement and Additional Investment. Because the number of Ordinary Shares may be adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions, the number of Ordinary Shares that will actually be issued may be more or less than the number of Ordinary Shares being offered by this prospectus.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Ordinary Shares set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the securities registered hereby.

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A selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)	Number	Number	Percentage(2)
Alpha Capital Anstalt	2,090,265	(3)	9.99%	645,028	1,445,237	7.09%
Snowdrop Holding SA	4,033,249	(4)	19.31%	1,290,056	2,743,193	13.55%
Avi Bakal	176,320	(5)	0.87%	161,256	15,064	*
Shira Bakal	343,054	(6)	1.68%	290,262	52,792	*
Idan Bakal	60,150	(7)	0.30%	45,150	15,000	*
Gadi Hazan	471,799	(8)	2.31%	434,102	37,697	*
Nili Riklis Dayan	47,632	(9)	0.24%	43,216	4,416	*
Avraham Brenmiller	6,711,192	(10)	31.72%	1,290,056	5,421,136	26.43%
Nir Halman	850,555	(11)	4.14%	400,000	450,555	2.22%
Gamburg Holdings Ltd.	341,169	(12)	1.68%	77,402	263,767	1.30%

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of June 26, 2023, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	The applicable percentage of beneficial ownership is based on 20,238,134 Ordinary Shares that will be issued and outstanding immediately after this offering.

(3)	Includes: (i) 1,292,582 Ordinary Shares issued and outstanding; (ii) 152,655 Ordinary Shares issuable upon the exercise of Prefunded Warrants issued in the 2021 Private Placement; (iii) 322,514 Ordinary Shares and 322,514 Ordinary Shares issuable upon the exercise of 322,514 Warrants issued in the 2022 Private Placement. The percentage in the table above gives effect to the 9.99% Beneficial Ownership Limitation set forth under the terms of such Prefunded Warrants and Warrants (so that any issuance of the 475,169 Ordinary Shares that are issuable upon the exercise of such warrants is subject to and limited by the 9.99% Beneficial Ownership Limitation in the 2021 Private Placement and the 2022 Private Placement). Mr. Konard Ackermann, Dr. Alexander Lins and Dr. Nicola Feuerstein have the voting and dispositive power over the shares held by Alpha Capital Anstalt. Alpha Capital Anstalt’s address is c/o LH Financial Services Corp., 510 Madison Ave, 14th Floor, New York, NY 10022. Based on information provided to us by Alpha Capital Anstalt on June 27, 2023.

(4)	Includes 3,388,221 Ordinary Shares issued and outstanding and 645,028 Ordinary Shares issuable upon the exercise of warrants exercisable within 60 days of June 26, 2023. Does not include 2,487,778 warrants that are not exercisable within 60 days of June 26, 2023. Jean-Paul Tissieres has the voting and dispositive power over the shares held by Snowdrop Holding SA. Snowdrop Holding SA’s address is Bruellan SA, Rue de Pas de I’Oours 6, 33963 Crans VS, Switzerland. Based on information provided to us by Snowdrop Holding SA on June 22, 2023.

(5)	Includes 95,692 Ordinary Shares issued and outstanding and 80,628 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Avi Bakal on June 22, 2023.

(6)	Includes 197,923 Ordinary Shares issued and outstanding and 145,131 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Shira Bakal on June 22, 2023.

(7)	Includes 37,575 Ordinary Shares issued and outstanding and 22,575 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Idan Bakal on June 22, 2023.

(8)	Includes 254,748 Ordinary Shares issued and outstanding and 217,051 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Gadi Hazan on June 22, 2023.

(9)	Includes 26,024 Ordinary Shares issued and outstanding and 21,608 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Nili Riklis Dayan on June 22, 2023.

(10)	Includes 5,792,947 Ordinary Shares issued and outstanding and 918,245 Ordinary Shares issuable upon the exercise of warrants and options. Based on information provided to us by Avraham Brenmiller on June 25, 2023. Mr. Avraham Brenmiller is the Company’s Chief Executive Officer and Chairman of the Company’s board of directors and has served as such since January 2012.

(11)	Includes 558,555 Ordinary Shares issued and outstanding and 292,000 Ordinary Shares issuable upon the exercise of warrants. Based on information provided to us by Nir Halman on June 25, 2023.

(12)	Includes 302,468 Ordinary Shares issued and outstanding and 38,701 Ordinary Shares issuable upon the exercise of warrants. Yacov Gamburg has the voting and dispositive power over the shares held by Gamburg Holdings Ltd. Based on information provided to us by Gamburg Holdings Ltd. on June 22, 2023.

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PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Any fees related to conversions of the Ordinary Shares to ADSs will be assumed and payable by the selling shareholders named in this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1c to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$487
Printer fees and expenses	$1,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous	$3,513
Total	$30,000

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is enforceable and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www. bren-energy.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 22, 2023;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on; March 30, 2023 (with respect to the first and third paragraphs and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); April 4, 2023; April 5, 2023 (with respect to the first and second paragraphs and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); April 12, 2023; April 20, 2023; April 28, 2023; May 2, 2023 (with respect to the first, third and seventh paragraphs and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); May 10, 2023; May 25, 2023 (with respect to the first paragraph and the sections titled “Company Highlights,” “New Projects,” “Project Updates,” “Research, Development and Engineering Expenses, Net,” “Research, development, and engineering expenses, net breakdown,” “Balance Sheet Update,” and “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); June 7, 2023; June 9, 2023; June 13, 2023; June 20, 2023; June 20, 2023; June 26, 2023; June 27, 2023; June 29, 2023 and

●	The description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on May 17, 2022, as amended by Exhibit 2.2 to the 2022 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Brenmiller Energy Ltd., 13 Amal Street, 4th Floor, Park Afek, Rosh Haayin, 4809249 Israel. Attention: Ofir Zimmerman, Chief Financial Officer, telephone number: +972-77-693-5140.

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BRENMILLER ENERGY LTD.

Up to 4,676,528 Ordinary Shares

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, or by another person, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent the Initiation of Procedures or to Conclude Proceedings, subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

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Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association and our letter of exculpation provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Exhibit Description
3.1	English translation of Articles of Association of Brenmiller Energy Ltd. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form F-1 (File No. 333-264398) filed with the SEC on April 21, 2022)
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-41402) filed with the SEC on November 30, 2022).
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Brenmiller Energy Ltd.
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-41402) filed with the SEC on November 30, 2022).
23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited independent registered public accounting firm
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*	Filed herewith.

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Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rosh Haayin, State of Israel on June 29, 2023.

Brenmiller Energy Ltd.

By:	/s/ Avraham Brenmiller
Avraham Brenmiller
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Brenmiller Energy Ltd. hereby severally constitute and appoint Avraham Brenmiller and Ofir Zimmerman, and each of them singly, with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chief Executive Officer, Director,
/s/ Avraham Brenmiller	Chairman of the Board of Directors	June 29, 2023
Avraham Brenmiller	(Principal Executive Officer)

/s/ Ofir Zimmerman	Chief Financial Officer	June 29, 2023
Ofir Zimmerman	(Principal Financial and Accounting Officer)

/s/ Boaz Toshav	Director	June 29, 2023
Boaz Toshav

/s/ Doron Brenmiller	Director	June 29, 2023
Doron Brenmiller

/s/ Eitan Machover	Director	June 29, 2023
Eitan Machover

/s/ Nava Swersky Sofer	Director	June 29, 2023
Nava Swersky Sofer

/s/ Nir Brenmiller	Director	June 29, 2023
Nir Brenmiller

/s/ Ziv Dekel	Director	June 29, 2023
Ziv Dekel

/s/ Chen Franco-Yehuda	Director	June 29, 2023
Chen Franco-Yehuda

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Brenmiller Energy Ltd., has signed this registration statement on June 29, 2023.

Puglisi & Associates

By:	/s/ Puglisi & Associates
Managing Director

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